Exhibit 10.1

CMGI, INC.

AMENDMENT NO. 3 TO

AMENDED AND RESTATED 1995 EMPLOYEE STOCK PURCHASE PLAN

The Amended and Restated 1995 Employee Stock Purchase Plan (the “Plan”) of CMGI, Inc., a Delaware corporation (the “Corporation”), is hereby amended as follows:

The first paragraph of Section 6 of the Plan is hereby amended by deleting the dollar amount “$10.00” and substituting in lieu thereof the dollar amount “$20.00”.

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Adopted by the Board of Directors on
December 7, 2005